SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 22, 2007
                                 Date of Report
                        (Date of earliest event reported)


                            PRO-PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)


          Nevada                         000-32877                04-3562325
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                                 7 Wells Avenue
                           Newton, Massachusetts 02459

               (Address of principal executive offices) (Zip code)

                                 (617) 559-0033
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 22, 2007, the Company received a notice from the American Stock Exchange Listing Qualifications Department that it is reviewing the Company's eligibility for continued listing. Specifically, the notice cited that the Company does not comply with the Amex's minimum $2 million stockholders' equity and losses from continuing operations and/or net losses in two of its last three years set forth in Section 1003 (a) (i) of the Amex Company Guide. To facilitate the review, the Company has been asked to provide, on or before July 23, 2007, a specific plan and timeframe to achieve and sustain compliance with all Amex market listing requirements. The Company intends to submit a plan to regain compliance on or before the requested date. A copy of Pro-Pharmaceuticals news release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

        (c)     Exhibits

99.1    News release of Pro-Pharmaceuticals, Inc. dated June 26, 2007.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        PRO-PHARMACEUTICALS, INC.


                                        By: /s/ Carl L. Lueders
                                            -------------------
                                            Carl L. Lueders
                                            Chief Financial Officer

Date: June 26, 2007